Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION AS OF

AND FOR THE TWENTY-SIX WEEKS ENDED AUGUST 2, 2008 AND

EACH OF THE THREE FISCAL YEARS ENDED FEBRUARY 2, 2008

As previously reported, on September 29, 2008, dELiA*s, Inc., a Delaware corporation (“dELiA*s” or the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Skate Direct, LLC, a wholly-owned subsidiary of the Company (“Skate Direct”), Zephyr Acquisition, LLC (“Zephyr”), a wholly-owned subsidiary of Foot Locker, Inc. (“Foot Locker”) and Foot Locker solely for the purpose of Section 10.13 (b) thereof, to sell the assets and transfer certain liabilities related to its CCS business to Zephyr for a purchase price of $102 million, subject to adjustment as provided in the Asset Purchase Agreement (the “CCS Transaction”). The CCS Transaction closed on November 5, 2008 for an adjusted purchase price of $103.2 million.

The following unaudited pro forma condensed consolidated balance sheet of the Company as of August 2, 2008, the unaudited pro forma condensed consolidated statement of operations of the Company for the twenty-six weeks ended August 2, 2008, and the unaudited pro forma condensed consolidated statements of operations of the Company for the three fiscal years ended February 2, 2008 and the accompanying notes, have been prepared to illustrate the effect of the CCS Transaction.

The unaudited pro forma condensed consolidated statements of operations of the Company for the twenty-six weeks ended August 2, 2008 and the three fiscal years ended February 2, 2008 have been presented as if the Company had discontinued operations of the CCS business as of February 1, 2005. The “Historical” column represents the consolidated financial statements reported in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2008 and Annual Report on Form 10-K filed with the SEC on April 10, 2008. When the Company filed its Quarterly Report on Form 10-Q on September 11, 2008, it had not met the criteria to report the CCS business as a discontinued operation. The attached unaudited pro forma condensed consolidated balance sheet of the Company as of August 2, 2008 assumes that the CCS Transaction was completed on that date.

In the opinion of management, the Company’s accompanying pro forma condensed consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the effect of the CCS Transaction. The adjustments are described in the notes to the unaudited pro forma condensed consolidated financial information and are set forth in the “Pro Forma” adjustments column. The unaudited pro forma condensed consolidated financial statements should be read together with the consolidated financial statements filed by the Company in its Quarterly Report on Form 10-Q for the purpose of providing unaudited consolidated financial statements as of August 2, 2008 and the Company’s Annual Report on Form 10-K for the three fiscal years ended February 2, 2008. Additionally, the Company intends to report its financial results with the CCS business as a discontinued operation for the thirteen and thirty-nine weeks ended November 1, 2008 in its Quarterly Report on Form 10-Q to be filed with the SEC.

The Company’s unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and should not be relied upon as being indicative of the results of operations or financial position of the Company that (i) would have occurred had the Company completed the CCS Transaction as of and for the periods presented, or (ii) will be achieved following the CCS Transaction. Actual results may have differed.

dELiA*s, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twenty-Six Weeks Ended August 2, 2008

(in thousands, except share and per share data)

	Historical	Discontinued Operations	Pro Forma Continuing Operations
Net revenues	$121,662	$30,201	$91,461
Cost of goods sold	79,233	18,503	60,730

Gross profit	42,429	11,698	30,731

Operating expenses:
Selling, general and administrative expenses	50,911	6,131	44,780

Total operating expenses	50,911	6,131	44,780

Operating (loss) income	(8,482)	5,567	(14,049)
Interest expense, net	(292)	—	(292)

(Loss) income from continuing operations before taxes	(8,774)	5,567	(14,341)
Provision (benefit) for income taxes	158	2,192	(2,034)

(Loss) income from continuing operations	$(8,932)	$3,375	$(12,307)

Loss per share from continuing operations:
Basic and diluted	$(0.29)		$(0.40)

Weighted average basic and diluted common shares outstanding	30,885,841		30,885,841

See accompanying notes to these pro forma condensed consolidated financial statements.

dELiA*s, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended February 2, 2008

(in thousands, except share and per share data)

	Historical	Discontinued Operations	Pro Forma Continuing Operations
Net revenues	$274,256	$72,710	$201,546
Cost of goods sold	171,366	42,331	129,035

Gross profit	102,890	30,379	72,511

Operating expenses:
Selling, general and administrative expenses	105,007	14,930	90,077

Total operating expenses	105,007	14,930	90,077

Operating (loss) income	(2,117)	15,449	(17,566)
Interest expense, net	(6)	—	(6)

(Loss) income from continuing operations before taxes	(2,123)	15,449	(17,572)
Provision (benefit) for income taxes	212	6,043	(5,831)

(Loss) income from continuing operations	$(2,335)	$9,406	$(11,741)

Loss per share from continuing operations:
Basic and diluted	$(0.08)		$(0.38)

Weighted average basic and diluted common shares outstanding	30,834,884		30,834,884

See accompanying notes to these pro forma condensed consolidated financial statements.

dELiA*s, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended February 3, 2007

(in thousands, except share and per share data)

	Historical	Discontinued Operations	Pro Forma Continuing Operations
Net revenues	$257,618	$66,072	$191,546
Cost of goods sold	155,170	38,555	116,615

Gross profit	102,448	27,517	74,931

Operating expenses:
Selling, general and administrative expenses	96,367	12,988	83,379

Total operating expenses	96,367	12,988	83,379

Operating income (loss)	6,081	14,529	(8,448)
Interest income, net	205	—	205

Income (loss) from continuing operations before taxes	6,286	14,529	(8,243)
Provision (benefit) for income taxes	532	5,657	(5,125)

Income (loss) from continuing operations	$5,754	$8,872	$(3,118)

Earnings (loss) per share from continuing operations:
Basic	$0.21		$(0.11)

Diluted	$0.18		$(0.11)

Weighted average basic common shares outstanding	27,545,738		27,545,738

Weighted average diluted common shares outstanding	31,564,157		27,545,738

See accompanying notes to these pro forma condensed consolidated financial statements.

dELiA*s, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended January 28, 2006

(in thousands, except share and per share data)

	Historical	Discontinued Operations	Pro Forma Continuing Operations
Net revenues	$226,730	$54,440	$172,290
Cost of goods sold	138,261	32,532	105,729

Gross profit	88,469	21,908	66,561

Operating expenses:
Selling, general and administrative expenses	87,264	11,408	75,856
Impairment of long-lived assets	889	—	889
Restructuring charges	144	—	144

Total operating expenses	88,297	11,408	76,889

Operating income (loss)	172	10,500	(10,328)
Interest expense, net	(799)	—	(799)

(Loss) income from continuing operations before taxes	(627)	10,500	(11,127)
Provision (benefit) for income taxes	119	4,091	(3,972)

(Loss) income from continuing operations	$(746)	$6,409	$(7,155)

Loss per share from continuing operations:
Basic and diluted	$(0.03)		$(0.31)

Weighted average basic and diluted common shares outstanding	23,379,602		23,379,602

See accompanying notes to these pro forma condensed consolidated financial statements.

dELiA*s, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of August 2, 2008

(in thousands, except share data)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$9,498	$95,563	(1)(3)	$105,061
Inventories, net	46,366	(13,041	) (1)	33,325
Prepaid catalog costs	4,827	(509	) (1)	4,318
Other current assets	6,792	—		6,792

Total current assets	67,483	82,013		149,496
Property and equipment, net	56,019	—		56,019
Goodwill	40,204	(28,131	) (1)	12,073
Intangible assets, net	2,458	—	(3)	2,458
Other assets	261	(39	) (1)	222

Total assets	$166,425	$53,843		$220,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$24,336	$—		$24,336
Bank loan payable	9,380	—		9,380
Current portion of mortgage note payable	225	—		225
Accrued expenses and other current liabilities	32,060	32,856	(1) (2) (3)	64,916

Total current liabilities	66,001	32,856		98,857

Deferred credits and other long-term liabilities	9,544	1,669	(3)	11,213
Long-term portion of mortgage note payable	2,089	—		2,089

Total liabilities	77,634	34,525		112,159

Commitment and contingencies

Stockholders’ Equity:
Preferred stock: $0.001 par value; 25,000,000 shares authorized; none issued	—	—		—
Common stock: $0.001 par value; 100,000,000 shares authorized; 31,108,981 shares issued and outstanding	31	—		31
Additional paid-in capital	97,280	—		97,280
Accumulated deficit	(8,520)	51,464	(1)	42,944
		(32,146	) (2)	(32,146)

Total stockholders’ equity	88,791	19,318		108,109

Total liabilities and stockholders’ equity	$166,425	$53,843		$220,268

See accompanying notes to these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

As previously reported, on September 29, 2008 and November 5, 2008, dELiA*s, Inc., a Delaware corporation (“dELiA*s” or the “Company”), with Skate Direct, LLC, a wholly owned subsidiary of the Company (“Skate Direct”), sold to Zephyr Acquisition, LLC (“Zephyr”), a wholly-owned subsidiary of Foot Locker, Inc. (“Foot Locker”), the assets and certain liabilities related to its CCS business (the “CCS Transaction”).

On November 5, 2008, Zephyr paid $103.2 million for the acquired assets of the CCS business and the assumption of certain related liabilities.

PRO FORMA ADJUSTMENTS

The historical Consolidated Statements of Operations for the twenty-six weeks ended August 2, 2008 and the three fiscal years ended February 2, 2008 have been adjusted to reverse the Company’s allocation of shared services to the CCS business and to charge certain administrative and distribution expenses that were attributable to the CCS business, as well as professional and legal fees incurred related to the CCS Transaction.

The historical Consolidated Balance Sheet as of August 2, 2008 has been adjusted to give pro forma effect to the CCS Transaction. The Balance Sheet pro forma adjustments include the following:

(1)	To record the assets sold to Zephyr in the CCS Transaction for $103.2 million and the assumption of certain related liabilities, transaction costs and the purchase of intellectual property from Alloy Inc.;

(2)	To record the related tax effect of the CCS Transaction of $32.1 million;

(3)	To reflect the payment of $5.8 million in cash and to record the $1.0 million current portion and $1.7 million long-term portion of the present value of the liability related to the intellectual property purchased from Alloy, Inc. This intellectual property was simultaneously sold to Zephyr.

The following table reconciles the cash received to the pro forma gain on the CCS Transaction:

(in thousands)
Cash received for assets sold	$103,229
Expenses of sale	(1,866)

Net cash received	101,363
Assets sold:
Intellectual property, net	(8,548)
Goodwill	(28,131)
Inventory	(13,041)
Prepaids and other current assets	(509)
Liabilities assumed	330

Pro forma gain before income taxes	51,464
Income taxes	32,146 (a)

Net pro forma gain	$19,318 (b)

(a)	As a result of the Company having no tax basis in Goodwill, the pro forma tax gain is significantly higher than the pro forma book gain. However, the Company anticipates utilizing net operating loss carry-forwards to reduce, in part, actual cash taxes to be paid. The Company is unable to determine the actual taxes due until the completion of its fiscal year.
(b)	The actual cash received was adjusted in accordance with the terms of the CCS Transaction agreements to recognize the change in inventory levels as of the closing date. Accordingly, the Company estimates the actual gain will be approximately $1.8 million lower than the pro forma gain due to increased working capital levels at the time of the closing.